EXHIBIT 99.1

Press Release – for release February 24, 2017

Entia Biosciences, Inc. (OTCQB: ERGO) Enters into Exclusive Worldwide Licensing Agreement for its GROH Beauty Products Line

PORTLAND, Oregon -- (GlobeNewswire) –Entia Biosciences, Inc. (OTCQB: ERGO) announced that it has licensed to GROH BEAUTY CORP of Deerfield Beach, Florida, the exclusive worldwide rights to manufacture and distribute its proprietary GROH® beauty care product line.  The license also has a companion agreement that provides for Entia to manufacture and supply its proprietary ErgoD2® product for use in GROH BEAUTY CORP’s manufacture of the various products within the GROH product line.  Together, the license and its companion manufacturing agreement provide Entia with an upfront license fee, on-going royalties based on sales of products containing the ErgoD2 compound and sales revenue from supply of ErgoD2 to GROH BEAUTY CORP.

“We are very pleased to be working with GROH BEAUTY CORP, a new business unit of a proven, successful developer and marketer of beauty and cosmetic products,” stated Carl J. Johnson, President and Chief Executive of Entia.  “We are confident that they will generate significant success with the GROH brand and look forward to the additional resources that this license will provide to us.  This is an alternative but superior approach for Entia to the beauty care market and will better contribute to building value for our shareholders than the Company’s previous efforts in this area.”

Enita’s 2014 entry into the beauty care market did not achieve the success for which the then management had hoped.  Entia’s new management has determined that beauty care is not an appropriate area of strategic focus for the Company, planning instead upon developing and profitably marketing clinically-proven health care products that are based upon the Company’s novel and proprietary ErgoD2 technology in the nutritional supplement and/or medical food categories.

The Company is taking aggressive yet carefully planned steps toward that end.  Dr. Marvin Hausman, Chief Science & Technology Officer, indicated that Entia plans to introduce its first healthcare product before mid-2017.  The product will likely be introduced as a kidney health supplement.  Kidney health is a growing concern in the U.S. and around the world.  “The Company’s research studies among individuals with compromised kidney function have been quite encouraging, if not downright exciting,” noted Hausman.  “We are anxiously looking forward to the market rollout of the first of our new healthcare products.”

“We are delighted to be working with Entia Biosciences and taking over the GROH brand,” said Mr. Patrick Neville of GROH BEAUTY CORP.  “With Entia’s proprietary ErgoD2 compound, the products have characteristics that the beauty market will find quite desirable.  We plan on making GROH a big winner.”

GROH BEAUTY CORP plans on its initial GROH rollout by midyear.  In the interim, GROH products will still be available from Entia through existing channels.

About Entia Biosciences, Inc.

Entia (OTCQB: ERGO) discovers, scientifically validates, develops and markets patented, pharmaceutical-grade organic compounds that include its revolutionary ErgoD2®.  The Company is a leading authority on the clinical effects of oxidative stress, iron-related disorders and free radical reactions in mammals; it is bringing this expertise to the nutraceutical and medical foods markets.  Entia also develops and markets health-related cosmeceuticals.
Entia Biosciences, Inc. is headquartered in Sherwood, Oregon, a Portland suburb.

About GROH BEAUTY CORP

GROH BEAUTY CORP is a newly established business unit of an international developer, manufacturer and marketer of fine beauty products.  It is based in Deerfield Beach, Florida.

Forward-Looking Statements

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, the risks associated with the transaction described in this press release, and other risks identified in the filings by Entia Biosciences, Inc. with the Securities and Exchange Commission.  Further information on risks faced by the Company and its shareholders are detailed in the Form 10-K for the year ended December 31, 2015 and in its subsequent Quarterly Reports on Form 10-Q.  These filings are or will become available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov.  The information contained in this press release is accurate as of the date indicated.  Actual results, events or performance may differ materially.  Entia does not undertake any obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Entia Biosciences, Inc.:   Carl Johnson or Tim Timmins (844-559-9910)